     As filed with the Securities and Exchange Commission on March 30, 2001
                                                Registration Number 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                    STEWART INFORMATION SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      74-1677330
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             1980 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                                 (713) 625-8100
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)


                                    MAX CRISP
                    STEWART INFORMATION SERVICES CORPORATION
                             1980 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                            TELEPHONE: (713) 625-8100
                            FACSIMILE: (713) 629-2330
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                                LAURA J. MCMAHON
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                            TELEPHONE: (713) 651-5658
                            FACSIMILE: (713) 651-5246


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:
From time to time after the effective date of this Registration
Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                             Proposed maximum
  Title of each class of securities          Amount to be   offering price per   Proposed maximum       Amount of
          to be registered                    registered         unit(1)         offering price(1)   registration fee
                                              -----------   ------------------   -----------------   ----------------
Common stock, $1.00 par value per share......  (2)                   (2)            $75,000,000          $18,750
=====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee.

(2) Not applicable pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

                                     SUBJECT TO COMPLETION, DATED MARCH 30, 2001



                    STEWART INFORMATION SERVICES CORPORATION

                                   $75,000,000

                                  COMMON STOCK

                                 ---------------



         We may offer from time to time shares of our common stock in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a prospectus supplement.


         The common stock is listed on the New York Stock Exchange under the symbol "STC". On March 29, 2001, the last reported sale price of common stock on the New York Stock Exchange was $17.05 per share.


         YOU SHOULD CONSIDER CAREFULLY THE INFORMATION UNDER "CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS" ON PAGE 3 OF THIS PROSPECTUS AND UNDER THE HEADING "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE CONSIDERING AN INVESTMENT IN THE COMMON STOCK.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






                                 ---------------







                 The date of this prospectus is        , 2001.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at:

         o     450 Fifth Street, N.W.
               Washington, D.C. 20549

         o     Seven World Trade Center
               New York, New York 10048; and

         o     Northwest Atrium Center
               500 West Madison Street
               Chicago, Illinois 60661

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

         Our common stock has been listed and traded on the New York Stock Exchange since January 1994. Accordingly, you may inspect the information we file with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until we sell all of the common stock:

         o our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         You may request a copy of these filings, excluding exhibits, at no cost by writing or telephoning Ted C. Jones, Ph.D., Director of Investor Relations, at our principal executive office, which is:

         Stewart Information Services Corporation
         1980 Post Oak Boulevard
         Houston, Texas 77056
         (713) 625-8100

         In this prospectus, references to "Stewart", "we", "us" and "our" each refer to Stewart Information Services Corporation and, unless otherwise stated, our subsidiaries.

         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

         WE ARE NOT MAKING AN OFFER OF THE SECURITIES COVERED BY THIS PROSPECTUS WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR IN ANY OTHER DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                    BUSINESS

         Our principal business is title insurance. We issue, through our more than 5,300 issuing locations, title insurance policies on homes and other real property located in all 50 states, the District of Columbia and several foreign countries. We also sell electronically-delivered real estate services and information, as well as mapping products and geographic information systems, to domestic and foreign governments and private entities.

         We have two business segments:

         o title services, which include searching, examining, closing and insuring the condition of title to real property; and

         o real estate information services, which include (1) electronic delivery of title reports, flood determinations, property appraisals, document preparation, credit reports and other real estate information; (2) post-closing services to lenders, such as document retrieval, assignments, lien releases, recordation, collateral review and loan pool certification; (3) services relating to tax-deferred exchanges, surveys, accounting and operating systems of title agents and government authorities and (4) construction and maintenance of title plants for governmental authorities and title agencies.

These two business segments complement one another due to the nature of their operations and common customer base. We offer our services in both of these areas through a network of offices which include locations owned by us together with those owned by agents.


                              CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact, including, among others, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.

         We typically use words such as "expect", "anticipate", "estimate", "strategy", "intend", "plan", "forecast", "continue", "may", "will", and "believe" or the negative of those terms or other variations of them or by comparable terminology to identify our forward-looking statements. In particular, statements, express or implied, concerning future operating results or the ability to increase or to generate income or cash flows are forward-looking statements.

         Forward-looking statements are not guarantees of performance. Although we believe our expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others:

         o     changes in mortgage interest rates;

         o     real estate activity levels and changes in this market;

        o inability to adjust employee compensation relative to slowdowns in industry;

        o     actions of competitors;

        o     general economic conditions; and

        o     legislation, primarily related to title insurance.

         When considering forward-looking statements, you should keep these factors in mind. In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements might not occur. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

         We intend to apply any net proceeds that we receive from the sale of the common stock to our general funds to be used for acquisitions, including repayment of debt incurred for acquisitions, and for general corporate purposes. Any specific allocations of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described therein.

                           DESCRIPTION OF COMMON STOCK

GENERAL

         We have two classes of capital stock authorized:

         o 30,000,000 shares of common stock, $1.00 par value, of which 14,001,637 shares were issued and outstanding at February 28, 2001; and

         o 1,500,000 shares of Class B common stock, $1.00 par value, of which 1,050,012 shares were issued and outstanding at February 28, 2001.

         The shares of each class of stock outstanding are, and the shares of Common stock being offered pursuant to this prospectus when issued and paid for will be, fully paid and nonassessable. Unless otherwise noted below, the rights, qualifications and limitations of the common stock and the Class B common stock are the same.

PREEMPTIVE RIGHTS

         The holders of the common stock and Class B common stock do not have preemptive or other rights to subscribe for additional shares of our capital stock or any security convertible into such shares.

DIVIDEND RIGHTS AND RESTRICTIONS

         The holders of the common stock and the Class B common stock are entitled to share equally, share for share, in all dividends declared by our Board of Directors, except that no cash dividends may be declared or paid on the Class B common stock. Stock dividends, if any, must be paid on each class of stock equally in shares of the particular class. Dividends in property other than cash or stock of Stewart must be paid on each class of stock equally.

         The amount of dividends payable to us by our wholly owned subsidiary, Stewart Title Guaranty Company, which is the principal source from which we pay dividends to our stockholders, is restricted under Texas insurance law.

LIQUIDATION RIGHTS

         In the event of liquidation and dissolution of Stewart, the holders of the common stock and the Class B common stock are entitled to share ratably in the distribution of all assets of Stewart remaining after the payment of debts and expenses.

VOTING RIGHTS

         Each holder of common stock or Class B common stock is entitled to one vote for each share of stock on all matters voted on by our stockholders, except that as long as 600,000 or more shares of Class B common stock are issued and outstanding, at each election of directors the common stock and the Class B common stock are voted as separate classes. In the election of directors, the holders of common stock have cumulative voting rights. The holders of the Class B common stock do not have cumulative voting rights. On all other matters, the common stock and the Class B common stock are voted as a single class.

         So long as 1,050,000 or more shares of Class B common stock are outstanding, the holders of the common stock are entitled to elect five of the nine directors of Stewart and the holders of the Class B common stock are entitled to elect the remaining four of the nine directors. In the event that the number of issued and outstanding shares of Class B common stock is less than 1,050,000 but more than 600,000, the number of directors to be so elected by the holders of the common stock will be six and the number to be elected by the holders of the Class B common stock will be three. In the event that the number of issued and outstanding shares of Class B common stock falls below 600,000, the common stock and the Class B common stock will be voted as a single class on all matters, including the election of directors, and the holders of each class of stock will have cumulative voting rights.

         Any change in our restated certificate of incorporation that affects the common stock and the Class B common stock unequally requires the affirmative vote of at least a majority of the outstanding shares of each class, voting as a class.

CONVERSION AND RESTRICTIONS ON TRANSFER OF CLASS B COMMON STOCK

         Each share of Class B common stock is convertible, at any time, into one share of common stock. In the event of any transfer, upon death or otherwise, of any share of Class B common stock to any person or entity other than a "qualified holder", such share of Class B common stock shall automatically be converted into a share of common stock. A qualified holder is defined in our restated certificate of incorporation as (1) a lineal descendant of William H. Stewart (a common ancestor of Carloss Morris and Stewart Morris),
(2) a spouse of any such descendant or (3) a personal representative, trustee or custodian for the benefit of any such spouse or descendant. A partnership shall be deemed to be a qualified holder if each of its partners is a qualified holder; a corporation shall be deemed to be a qualified holder if each holder of its capital stock is a qualified holder; and a trust shall be deemed to be a qualified holder if each beneficiary is a qualified holder.

         The holders of the Class B common stock have entered into an agreement intended to maintain an equal ownership of shares of common stock and Class B common stock by Carloss Morris and Malcolm Morris, collectively, and by Stewart Morris and Stewart Morris, Jr. collectively. This agreement also provides for rights of first refusal with respect to the Class B common stock among themselves in the event of the death, voluntary or involuntary disposition of the shares of Class B common stock and upon certain other specified conditions. In addition, the agreement provides that the parties will not sell their Class B common stock or convert their Class B common stock into common stock prior to January 2005.

ANTI-TAKEOVER PROVISIONS

         Certain provisions in our restated certificate of incorporation and by-laws may make it less likely that our management would be changed or that someone would acquire voting control of our company without the consent of our Board of Directors. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or other takeover proposals that might allow stockholders to receive premiums over the market price of their common stock.

         Class B Common Stock

         Pursuant to our by-laws, six of the nine members of the Board of Directors constitute a quorum, and the vote of six directors is required to constitute an act by the Board of Directors. Accordingly, the affirmative vote of at least one of the directors elected by the holders of the Class B common stock is required for any action to be taken by the Board of Directors. The foregoing provision of our by-laws may not be amended or repealed without the affirmative vote of at least a majority of the outstanding shares of each class of our capital stock, voting as a separate class.

         The voting rights of the holders of the Class B common stock may have the effect of rendering more difficult or discouraging unsolicited tender offers, merger proposals, proxy contests or other takeover proposals to acquire control of Stewart. To the extent that such voting rights have such effect, the assumption of control by a holder of a large block of common stock and the removal of incumbent management of Stewart may be more difficult. Furthermore, such voting rights could make the accomplishment of a business combination transaction involving Stewart more difficult even if such transaction were favorable to the interests of a majority of our stockholders. Thus, the holders of the Class B common stock may possess a veto power over such business combination transactions regardless of whether such transactions might be desired by or be beneficial to a majority of our stockholders and thereby assist existing management in retaining their present positions with Stewart.

         Advance Notice Requirements for Director Nominations

         Our stockholders may nominate candidates for our Board of Directors; however, a stockholder must follow the advance notice procedures described in our by-laws. In general, a stockholder must submit a written notice of the nomination to our Corporate Secretary at no later than the 15th day of February next preceding the annual meeting of stockholders.

         Directors' Ability to Amend By-laws

         Our Board of Directors may adopt, amend or repeal our by-laws, subject to limitations under Delaware law.

         Additional Authorized Shares of Common Stock

         Additional shares of authorized common stock available for issuance under our restated certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control of Stewart.

         Special Meeting of Stockholders

         The by-laws provide that special meetings of stockholders may be called only by our President or our Board of Directors. Such provisions, together with the other anti-takeover provisions described in this section, also could have the effect of discouraging a third party from initiating a proxy contest, making a tender or exchange offer or otherwise attempting to obtain control of Stewart.

         Delaware Anti-Takeover Law

         Under Section 203 of the Delaware General Corporation Law, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (1) the corporation has elected in its certificate of incorporation or bylaws not to be governed by the Delaware anti-takeover law (the Company has not made such an election), (2) either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (3) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee stock plans in which the employees do not have a right to determine confidentially whether to tender or vote stock held by the plan), or (4) the business combination was approved by the board of directors of the corporation and ratified by 662/3% of the voting stock which the interested stockholder did not own.

         The three-year prohibition does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.

         The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporations or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who becomes the beneficial owner of 15% or more of a Delaware corporation's voting stock. Section 203 could have the effect of delaying, deferring or preventing a change in control of the Company.

TRANSFER AGENT

         The Transfer Agent and Registrar for the common stock is Mellon Investor Services, and its address is 600 North Pearl Street, Suite 1010, Dallas, Texas 75201-2884.

LIMITATION ON DIRECTORS' LIABILITY

         Delaware corporation law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such laws, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. The Delaware laws enable corporations to limit available relief to equitable remedies such as injunction or recission.

         Our restated certificate of incorporation limits the liabilities of our directors to us or our stockholders, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

         o for any breach of the director's duty of loyalty to us or our stockholders;

         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

         o for any transaction from which the director derived an improper personal benefit.

         This provision in our restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted us and our stockholders.

                              PLAN OF DISTRIBUTION

         We may sell the common stock offered by this prospectus

         o through underwriters, brokers, dealers or agents; or

         o directly to purchasers.

         Any underwriters, dealers, brokers or agents may sell the common stock to institutional purchasers in one or more transactions, including block transactions, on the NYSE or otherwise. Any sales of the common stock may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The prospectus supplement relating to the securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If we use underwriters in the sale of any securities, the underwriters will acquire such securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the common stock, underwriters, brokers, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Underwriters or agents may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

         The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of common stock will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the name or names of the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating to such securities, the obligations of the underwriters to purchase the common stock will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities offered if any are purchased.

         If dealers are used in the sale of common stock, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of dealers or brokers acting as dealers and the terms of the transaction will be set forth in the prospectus supplement relating to such securities. We may sell the common stock directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect to which this prospectus is delivered will be named, and any commissions that we pay to such agent will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If so indicated in the prospectus supplement, we will authorize agents, underwriters, brokers or dealers to solicit offers from certain types of institutions to purchase common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

         Agents, brokers, dealers and underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, brokers, dealers or underwriters may be required to make in respect thereof. Agents, brokers, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus will be passed on for us by Fulbright & Jaworski L.L.P.

                                     EXPERTS

         The consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this prospectus, have been audited by KPMG LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing and giving said report.

================================================================================

         NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENTLY ONLY AS OF ITS DATE.




                                 --------------




                                TABLE OF CONTENTS


                                                             Page
                                                             ----
               Where You Can Find Additional
                  Information................................   2
               Business......................................   3
               Cautionary Statement Regarding Forward-
                  Looking Statements.........................   3
               Use of Proceeds...............................   5
               Description of Capital Stock..................   6
               Plan of Distribution..........................  11
               Legal Matters.................................  12
               Experts.......................................  12

================================================================================


================================================================================

                                   $75,000,000

                                  COMMON STOCK




                                 ---------------




                               STEWART INFORMATION
                                    SERVICES
                                   CORPORATION




                                 _______________

                                   Prospectus

                                 ______ __, 2001



================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission registration fee, all amounts are estimates.



Securities and Exchange Commission Registration Fee.....................................................$    18,750
Legal Fees and Expenses.................................................................................    100,000
Accounting Fees and Expenses............................................................................     30,000
Printing and Engraving Expenses.........................................................................     75,000
Miscellaneous...........................................................................................      5,000
                                                                                                        -----------
     Total..............................................................................................$   228,750
                                                                                                         ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Eleventh of Stewart Information Services Corporation's ("Stewart") restated certificate of incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such directors as a director; provided, however, that such article will not eliminate or limit liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to Stewart or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the "DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of a director to Stewart and its stockholders for monetary damages for breach of his or her fiduciary duty as a director to the extent allowed under the DGCL. If a director were to breach such duty in performing his or her duties as a director, neither Stewart nor the stockholders could recover monetary damages from the director, and the only course of action available to Stewart's stockholders would be equitable remedies such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty.

         To the extent certain claims against directors are limited to equitable remedies, Article Fourteenth may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction until after it has been completed. In such a situation, it is possible that the stockholders and Stewart would not have an effective remedy against the directors.

         Section 145 of the DGCL empowers Stewart to, and the By-Laws of Stewart provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of Stewart, or is or was serving at the request of Stewart as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Stewart, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of Stewart, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Stewart unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

         Delaware corporations are also authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy providing coverage for each director and officer in his capacity as such.


ITEM 16. EXHIBITS

         Exhibits not incorporated herein by reference to a prior filing are designated by an asterisk (*) and are filed herewith. All exhibits not so designated are incorporated by reference as indicated.

EXHIBIT
NUMBER                           DESCRIPTION

  **1.1  Form of Underwriting Agreement.

    3.1 Restated Certificate of Incorporation of Stewart Information Services Corporation ("Stewart") (incorporated by reference to Exhibit 3.1 to Stewart's Annual Report on Form 10-K for the year ended December 31,
         2000).

    3.2 Bylaws (incorporated by reference to Exhibit 3.2 to Stewart's Annual Report on Form 10-K for the year period ended December 31, 2000).

   *4.1  Specimen of Certificate Evidencing Common Stock.

   *5.1  Opinion of Fulbright & Jaworski L.L.P.

  *23.1 Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

  *23.2  Consent of KPMG LLP.

  *24.1  Powers of Attorney (included on Page II-5 of this Registration
         Statement).

----------
*        Filed herewith.
** To be filed by amendment or to be incorporated by reference to a periodic report filed hereafter in connection with or prior to an offering of common stock.


ITEM 17. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered (and any deviation from the lower high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d)      The undersigned registration hereby undertakes that:

                  (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 29, 2001.

                    STEWART INFORMATION SERVICES CORPORATION

                    By:      /s/ Max Crisp
                       ------------------------------------------------------
                             Max Crisp
                             Vice President-Finance

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Max Crisp and Tannie L. Pizzitola, and each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney- in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities indicated.




        SIGNATURE                                    TITLE                              DATE
        ---------                                    -----                              ----
   /s/ Malcolm S. Morris                Chairman of the Board, Co-Chief             March 29, 2001
----------------------------            Executive Officer and Director
     Malcolm S. Morris                 (Co-Principal Executive Officer)



  /s/ Stewart Morris, Jr.           President, Co-Chief Executive Officer,          March 29, 2001
----------------------------                     and Director
    Stewart Morris, Jr.                (Co-Principal Executive Officer)



       /s/ Max Crisp                  Vice President-Finance and Director           March 29, 2001
----------------------------          (Principal Financial and Accounting
         Max Crisp                                 Officer)



                                                   Director                         March ___, 2001
----------------------------
    Lloyd Bentsen, III



     /s/ Nita B. Hanks                             Director                         March 29, 2001
----------------------------
       Nita B. Hanks


----------------------------
       Paul W. Hobby



    /s/ E. Douglas Hodo                            Director                         March 29, 2001
----------------------------
      E. Douglas Hodo



                                                   Director                         March ___, 2001
----------------------------
     Dr. Arthur Porter


                                                   Director                         March ___, 2001
----------------------------
     Martin J. Whitman



                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------

  **1.1  Form of Underwriting Agreement.

    3.1  Restated Certificate of Incorporation of Stewart Information Services
         Corporation ("Stewart") (incorporated by reference to Exhibit 3.1 to
         Stewart's Annual Report on Form 10-K for the year ended December 31,
         2000).

    3.2  Bylaws (incorporated by reference to Exhibit 3.2 to Stewart's Annual
         Report on Form 10-K for the year period ended December 31, 2000).

   *4.1  Specimen of Certificate Evidencing Common Stock.

   *5.1  Opinion of Fulbright & Jaworski L.L.P.

  *23.1  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

  *23.2  Consent of KPMG LLP.

  *24.1  Powers of Attorney (included on Page II-5 of this Registration Statement).

----------
*        Filed herewith.
** To be filed by amendment or to be incorporated by reference to a periodic report filed hereafter in connection with or prior to an offering of common stock.